AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2001.
                                                 REGISTRATION NO. 333-_____


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    ------------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                                 VYYO INC.
           (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                      94-3241270
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                      Identification No.)


                  20400 STEVENS CREEK BOULEVARD, 8TH FLOOR
                        CUPERTINO, CALIFORNIA 95014
                               (408) 863-2300
            (Address, Including Zip Code, and Telephone Number,
           Including Area Code, of Principal Executive Offices)


                         1996 EQUITY INCENTIVE PLAN
             1999 EMPLOYEE AND CONSULTANT EQUITY INCENTIVE PLAN
  AMENDED AND RESTATED 2000 EMPLOYEE AND CONSULTANT EQUITY INCENTIVE PLAN
                     2000 EMPLOYEE STOCK PURCHASE PLAN
                         (Full Title of the Plans)

                               JOHN O'CONNELL
                          CHIEF EXECUTIVE OFFICER
                                 VYYO INC.
                  20400 STEVENS CREEK BOULEVARD, 8TH FLOOR
                        CUPERTINO, CALIFORNIA 95014
                  (Name and Address of Agent for Service)

                               (408) 863-2300
       (Telephone Number, including Area Code, of Agent for Service)

                    ------------------------------------

                                  Copy to:

                              GREGORY C. SMITH
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           525 UNIVERSITY AVENUE
                        PALO ALTO, CALIFORNIA 94301
                               (650) 470-4500
                    ------------------------------------



                                                    CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
   TITLE OF SECURITIES TO BE                      AMOUNT TO BE     OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
         REGISTERED                               REGISTERED(1)       PER SHARE             PRICE                FEE

1996 Equity Incentive Plan,
Common Stock, par value
$0.0001 per share                                    70,000         $   20   (2)      $1,400,000          $   350
----------------------------------------------------------------------------------------------------------------------
1996 Equity Incentive Plan,
Common Stock, par value
$0.0001 per share                                    13,238         $  9.85  (3)      $   130,395         $    33
----------------------------------------------------------------------------------------------------------------------
1999 Employee and Consultant Equity Incentive
Plan, Common Stock, par value $0.0001 per
share                                               338,950         $  8.42  (2)      $ 2,853,959         $   714
----------------------------------------------------------------------------------------------------------------------
1999 Employee and Consultant Equity Incentive
Plan, Common Stock, par value $0.0001 per
share                                                    50         $  9.85  (3)      $      493          $     1
----------------------------------------------------------------------------------------------------------------------
Amended and Restated 2000 Employee and
Consultant Equity Incentive Plan, Common
Stock, par value $0.0001 per share                  436,549         $  6.52  (2)      $2,846,300          $   712
----------------------------------------------------------------------------------------------------------------------
Amended and Restated 2000 Employee and
Consultant Equity Incentive Plan, Common
Stock, par value $0.0001 per share                  913,451         $   9.85 (3)      $8,997,493          $ 2,250
----------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Purchase Plan, Common
Stock, par value $0.0001 per share                  300,000         $   8.37 (4)      $2,511,000          $   628
--------------------------------------------------------------------------------------------------------------------------
         Total                                    2,072,238                           $18,739,640         $ 4,688
=============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Vyyo Inc. as reported on the Nasdaq National Market on February 16, 2001.

(4) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Vyyo Inc. as reported on the Nasdaq National Market on February 16, 2001, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

                         -------------------------

    The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.



                                   PART I

ITEM 1. PLAN INFORMATION*


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

               Vyyo Inc. (the "Company" or the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on February 16, 2001, which contains audited financial statements for the year ended December 31, 2000, Registrant's latest fiscal year for which such statements have been filed.

               (b) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 3, 2000, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

ITEM 4. DESCRIPTION OF THE SECURITIES

               Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

               The validity of the shares of common stock being offered will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. A partner at Skadden, Arps beneficially owns 45,342 shares of the Company's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

               Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent or employee of the Company or is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

               Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

               The Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

               - for any breach of the director's duty of loyalty to the Company or its stockholders;

               - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

               - under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

               - for any transaction from which the director derived an improper personal benefit.

               The Company's bylaws provide that:

               - we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

               - we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and

               - we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law.

               The indemnification provisions contained in our certificate of incorporation and bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

               In addition to the indemnification provided for in our bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, will provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of the person's services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8. EXHIBITS

               See Index to Exhibits.

ITEM 9. UNDERTAKINGS

               1. The undersigned Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 20th day of February, 2001.


                                    VYYO INC.


                                    By: /s/ John O'Connell
                                        --------------------------------
                                        John O'Connell
                                        Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints John O'Connell and Eran Pilovsky, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


           NAME                                 TITLE                          DATE
           ----                                 -----                          ----

     /s/ Davidi Gilo
     -------------------------        Chairman of the Board               February 20, 2001
         Davidi Gilo


     /s/ John O'Connell               Chief Executive Officer
     --------------------------       (Principal Executive Officer)       February 20, 2001
        John O'Connell


     /s/ Eran Pilovsky
     --------------------------       Chief Financial Officer             February 20, 2001
        Eran Pilovsky                 (Principal Financial
                                      Officer and Principal
                                      Accounting Officer)


    /s/ Lewis S. Broad
    ---------------------------       Director                            February 20, 2001
        Lewis S. Broad


    /s/ Neill H. Brownstein
    ---------------------------       Director                            February 20, 2001
     Neill H. Brownstein


    /s/ Avraham Fischer
    ---------------------------       Director                            February 15, 2001
       Avraham Fischer


    /s/ John P. Griffin
    ----------------------------      Director                            February 13, 2001
       John P. Griffin


    /s/ Samuel L. Kaplan
    ----------------------------      Director                            February 20, 2001
       Samuel L. Kaplan


    /s/ Alan L. Zimmerman
    ----------------------------      Director                            February 15, 2001
      Alan L. Zimmerman




                               EXHIBIT INDEX

                                  Exhibit
                                  Number

4.1*      Specimen common stock certificate

4.2* Registration Rights and Lock-Up Agreement, dated as of April 21, 1996, by and among the Registrant and certain holders of the Series A Preferred Stock and Series C Preferred Stock

4.3* Amendment to Registration Rights and Lock-Up Agreement, dated as of August 13, 1999, by and among the Registrant and certain holders of the Series A Preferred Stock and Series C Preferred Stock

4.4* Amendment No. 2 to Registration Rights and Lock-Up Agreement, dated as of February 4, 2000, by and among the Registrant and certain holders of the Series A Preferred Stock and Series C Preferred Stock

4.5** Form of Amendment No. 3 to Registration Rights and Lock-Up Agreement, dated as of September 11, 2000, by and among the Registrant and certain holders of the Series A Preferred Stock and Series C Preferred Stock

4.6* 1997 Series A-2 Warrant, dated December 29, 1997, issued by the Registrant to Eli David

4.7* 1998 Series A-2 Warrant, dated February 26, 1998, issued by the Registrant to Eli David

4.8* Form of 1998 Series B-1 Warrant, dated June 30, 1998, issued by the Registrant to Selawi Business, S.A. and Shaul Berger

4.9* Warrant, dated June 2, 1999, issued by the Registrant to Biblica Investment Limited

4.10* 1998 Series A-1 Warrant, dated February 3, 1998, issued by the Registrant to Eli David

5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1      Consent of Ernst & Young LLP, Independent Auditors

23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
          Exhibit 5.1)

24.1      Power of Attorney (included on signature page)

10.1*     1996 Equity Incentive Plan

10.2*     1999 Employee and Consultant Equity Incentive Plan

10.3*     Amended and Restated 2000 Employee and Consultant Equity
          Incentive Plan

10.4***   2000 Employee Stock Purchase Plan

10.5**** Amendment to 2000 Employee Stock Purchase Plan, adopted on November 14, 2000

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (file no. 333-96129), declared effective on April 3, 2000.

** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (file no. 333-45132), declared effective on September 13, 2000.

*** Incorporated by reference to the Registrant's Registration Statement on Form S-8 (file no. 333-37804), declared effective on May 25, 2000.

**** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on February 16, 2001.